                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): APRIL 5, 1999


                                 RES-CARE, INC.
               (Exact Name of Registrant as Specified in Charter)





            KENTUCKY                       0-20372              61-0875371
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
         Incorporation)                                      Identification No.)





               10140 LINN STATION ROAD, LOUISVILLE, KENTUCKY 40223 (Address of Principal Executive Offices) (ZIP Code)





        Registrant's telephone number, including area code (502) 394-2100



          (Former Name or Former Address, if Changed Since Last Report)

Item 5.       Other Events.

              On April 2, 1999, Res-Care, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Res-Care Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Res-Care Sub") and PeopleServe, Inc., a Delaware corporation ("PeopleServe"), which provides for PeopleServe to merge with and into Res-Care Sub (the "Merger") in a pooling-of-interests transaction.

              Under the Agreement, each of the issued and outstanding shares of PeopleServe common stock, Series A redeemable preferred stock (together with accrued and unpaid dividends) and Series B convertible preferred stock (together with accrued and unpaid dividends) will be exchanged for common shares of the Company ("Res-Care common shares"). In addition, all PeopleServe stock options will be exchanged for Res-Care common shares.

              The actual number of Res-Care common shares to be issued in the Merger to the holders of PeopleServe common stock and Series B convertible preferred stock will be based on the average of the closing sale prices of Res-Care common shares for each of the fifteen trading days ending four trading days prior to the closing date of the Merger. Assuming that the average closing price of Res-Care common shares is in the range of $20 to $26 per share, the holders of each share of PeopleServe common stock and each share of PeopleServe Series B convertible preferred stock (excluding accrued and unpaid dividends) will receive 0.4523 Res-Care common shares in the Merger. If the average closing price is less than $20 per share or greater than $26 per share, this exchange ratio will change as described in the Agreement.

              In connection with the Agreement, certain PeopleServe stockholders and the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") and a Majority Shareholders' Agreement (the "Majority Shareholders' Agreement").

              Under the Registration Rights Agreement, the Company has agreed to grant those PeopleServe stockholders certain registration rights with respect to 1,250,000 Res-Care common shares to be issued to these PeopleServe stockholders. Under certain circumstances, these PeopleServe stockholders may include their shares in a registration statement for a public offering filed by the Company within two years of the effective date of the Merger. In addition, on or before March 1, 2000, the Company will file a shelf registration statement covering any or all of the 1,250,000 shares not included in a prior registration, plus an additional 300,000 shares.

              Under the Majority Shareholders' Agreement, substantially all of the PeopleServe stockholders agreed, among other things, to vote their outstanding shares of PeopleServe common stock, Series B convertible preferred stock and Series A redeemable preferred stock, as of the record date, in favor of the Agreement, to amend PeopleServe's certificate of incorporation and to approve the contractual payments to Mr. Pettinelli, Mr. Vogel and Mr. Macomber and the exchange of PeopleServe stock options by Mr. Vogel and Mr. Macomber for Res-Care common shares.

              The foregoing descriptions of the Agreement, the Registration Rights Agreement and Majority Shareholders' Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Agreement, the Registration Rights Agreement and Majority Shareholders' Agreement, filed as exhibits to the Company's Registration Statement on Form S-4 filed on April 8, 1999 in connection herewith. A press release issued by the Company on April 5, 1999 announcing the execution of the Agreement is also attached hereto as Exhibit 99.03 and incorporated by reference herein.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) and (b)       Not Applicable

                  (c) Exhibits. The following exhibits are filed with this
                      report:

                  2.01 Agreement and Plan of Merger, dated April 2, 1999, among Res-Care, Inc., Res-Care Sub, Inc. and PeopleServe, Inc., incorporated by reference to Exhibit 2.01 of the Registrant's Form S-4 filed on April 8, 1999.

                  99.01 Registration Rights Agreement, dated April 2, 1999, by and between Res-Care, Inc. and the Shareholders party thereto, incorporated by reference to Exhibit 2.02 of the Registrant's Form S-4 filed on April 8, 1999.

                  99.02 Majority Stockholders' Agreement, dated April 2, 1999, by and between Res-Care, Inc. and the Shareholders party thereto, incorporated by reference to Exhibit 2.03 of the Registrant's Form S-4 filed on April 8, 1999.

                  99.03 Press Release, dated April 5, 1999 of Res-Care, Inc., filed herewith.


                         [Signature on following page.]

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                RES-CARE, INC.



                                                /s/   Ronald G. Geary
                                                -----------------------------
                                                Ronald G. Geary
                                                Chairman, President and Chief
                                                Executive Officer


Date:  April 7, 1999